UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2006

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.              Entry into a Material Definitive Agreement.

At the April 19, 2006 Annual Stockholder’s Meeting, a majority of the stockholders of Westaff, Inc. (the “Company”) voted to adopt the Company’s 2006 Stock Incentive Plan (the “2006 Plan”). The 2006 Plan was adopted by the Board of Directors of the Company (the “Board”) on March 7, 2006, subject to shareholder approval. The 2006 Plan will be effective May 1, 2006 and will replace the Company’s 1996 Stock Option/Stock Issuance Plan, which expires on April 30, 2006.

The purpose of the 2006 Plan is to retain key employees and directors of the Company having experience and ability, to attract new employees and directors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.

A total of 1,500,000 shares of Common Stock will be initially reserved for issuance under the 2006 Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 500,000 shares which shall not count against the limit set forth in the previous sentence. These limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company and its determination shall be final, binding and conclusive. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares.

The 2006 Plan will be administered by the plan administrator (the “Administrator”), which is the Board. The Board must act unanimously with respect to all actions taken as the Administrator.

The 2006 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively referred to as “awards”). Stock options granted under the 2006 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees and directors. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2006 Plan, awards may be granted to such employees and directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2006 Plan shall be designated in an award agreement. In addition, under the 2006 Plan, the Administrator may establish one or more programs under the 2006 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2006 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

In certain instances, including a change in capitalization of the Company, certain corporate transactions and a change in control (as specified in the 2006 Plan), the Administrator may make appropriate adjustments that it deems equitable to preserve the value of awards under the Plan.

The Board may at any time amend, suspend or terminate the 2006 Plan. The 2006 Plan will terminate ten years from the date of its approval by our stockholders, unless terminated earlier by the Board.

A copy of the 2006 Plan and the following form award agreements are being filed as Exhibits 10.1 to 10.4 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the 2006 Plan is qualified in its entirety by reference to the 2006 Plan and the award agreements.

•                  Westaff, Inc. 2006 Non-Employee Director Option Program,

•                  Form Notice of Stock Option Award and Stock Option Award Agreement, and

•                  Form Notice of Non-Qualified Stock Option Award and Stock Option Award Agreement

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Document

10.1	Westaff, Inc. 2006 Stock Incentive Plan
10.2	Westaff, Inc. 2006 Non-Employee Director Option Program
10.3	Form Notice of Stock Option Award and Stock Option Award Agreement
10.4	Form Notice of Non-Qualified Stock Option Award and Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Patricia M. Newman
Patricia M. Newman
President and Chief Executive Officer
Date: April 25, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Westaff, Inc. 2006 Stock Incentive Plan
10.2	Westaff, Inc. 2006 Non-Employee Director Option Program
10.3	Form Notice of Stock Option Award and Stock Option Award Agreement
10.4	Form Notice of Non-Qualified Stock Option Award and Stock Option Award Agreement